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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

      This Agreement (the "Agreement") is entered into as of March 16, 2005 by and between Robert J. Chamberlain (the "Executive") and Onyx Software Corporation (the "Company" or "Onyx").

1.    DUTIES AND SCOPE OF EMPLOYMENT.

            (A) POSITION. For the term of his employment under this Agreement (the "Employment"), the Company agrees to employ the Executive in the position of Chief Financial Officer in charge of global finance operations or in such similar other position as the Company subsequently may assign to the Executive with the Executive's consent. The Executive shall report to the Company's Chief Executive Officer.

            (B) OBLIGATIONS TO THE COMPANY. During his Employment, the Executive shall devote his full business efforts and time to the Company. During his Employment, without the prior written approval of the Company's Chief Executive Officer, the Executive shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation, except for reasonable civic and charitable activities, as approved by the Chief Executive Officer. The approval of the Chief Executive Officer shall not be unreasonably withheld if the anticipated activities and/or service do not interfere with or conflict with the Executive's responsibilities to the Company. The Executive shall comply with the Company's reasonable policies and rules, as they may be in effect from time to time during his Employment.

            (C) NO CONFLICTING OBLIGATIONS. The Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not use or disclose, in connection with his Employment, any trade secrets or other proprietary information or intellectual property in which the Executive or any other person has any right, title or interest and that his Employment will not infringe or violate the rights of any other person. The Executive represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

            (D) COMMENCEMENT DATE. The Executive shall commence full-time employment on March 28th, 2005 (or earlier as agreed with Company's Chief Executive Officer.)

2.    CASH AND INCENTIVE COMPENSATION.

            (A) BASE COMPENSATION. The Company shall pay the Executive as compensation for his services a base salary at an annual rate of $250,000.00 or $20,833.33 per month. Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any
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modifications in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.")

            (B) INCENTIVE BONUS. The Executive shall be eligible to be considered for a semi-annual incentive bonus under the Company's incentive compensation plan with an annual target amount equal to 50% of his Base Compensation. Such bonus (if any) shall be awarded based on the Chief Executive Officer's assessment that the Executive has satisfied the objective and/or subjective terms established by the Chief Executive Officer. Executive shall be eligible to participate in the first half year of the Company's 2005 semi-annual bonus on a pro-rated basis from the date of hire. The Executive shall only be entitled to an incentive bonus if he is employed by the Company on the date when such bonus is payable. Notwithstanding the foregoing, such bonus shall also be payable in the event that Executive is employed by the Company through the end of the relevant performance measurement period, but prior to the date on which the bonus is paid either (i) is terminated without Cause or (ii) resigns for Good Reason.

            (C) STOCK OPTIONS. Subject to the approval of the Company's Board of Directors or its Compensation Committee, the Company shall grant the Executive a stock option covering 150,000 shares of the Company's Common Stock. Such option shall be granted as soon as reasonably practicable after the effective date of this Agreement. The exercise price of such option shall be equal to the fair market value of such stock on the later of (i) the date of grant or (ii) the first day of the Executive's Employment. The term of such option shall be ten
(10) years, subject to earlier expiration in the event of the termination of the Executive's Employment. The Executive shall vest in 25% of the option shares after the first 12 months of continuous service and shall vest in the remaining option shares in equal monthly installments over the next three years of continuous service, resulting in the option being fully vested after four (4) years. The grant of such option shall be subject to the other terms and conditions set forth in the 1998 Stock Incentive Compensation Plan (the "1998 Plan") and in the Company's standard form of Stock Option Agreement. The foregoing notwithstanding, any dispute related to Executive's stock options that is not resolved by agreement shall be decided by a court of competent jurisdiction without regard to any provisions of the Stock Incentive Compensation Plan, Stock Option Agreement or other agreement that grant authority or discretion to the Company (through its Board of Directors, a Committee of the Board of Directors, or otherwise), or to any third-party administrator to decide disputes.

3. PAID TIME OFF AND EMPLOYEE BENEFITS. During his Employment, the Executive shall be eligible for four (4) weeks of paid time off in accordance with the Company's Time Away From Work policy, as it may be amended from time to time. During his Employment, the Executive shall be eligible to participate in the employee benefit plans maintained by the Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

4. BUSINESS EXPENSES. During his Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.


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5.    TERM OF EMPLOYMENT.

            (A) EMPLOYMENT AT WILL. The Executive' s Employment shall be "at will," meaning that either the Executive or the Company shall be entitled to terminate the Employment at any time and for any reason, with or without Cause. Any contrary representations that may have been made to the Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Executive and the Company on the "at-will" nature of the Executive's Employment, which may only be changed in an express written agreement signed by the Executive and a duly authorized officer of the Company. The Executive's Employment shall terminate automatically in the event of his death. The termination of the Executive's Employment shall not limit or otherwise affect his obligations under Section 7.

            (B) RIGHTS UPON TERMINATION. Except as expressly provided in Section 6, upon the termination of the Executive's Employment, the Executive shall only be entitled to the compensation and benefits earned and the reimbursements described in this Agreement for the period preceding the effective date of the termination.

6.    TERMINATION BENEFITS.

            (A) GENERAL RELEASE. Any other provision of this Agreement notwithstanding, Subsection (b) below shall not apply unless the Executive (i) has executed a general release of all claims in a form prescribed by the Company, and (ii) has returned all Company property. If the Employee executes and delivers to the Company a waiver and release agreement presented by the Company, the Employee shall receive severance benefits as set forth in Section 6(b), below.

            (B) SEVERANCE PAY. If, during the first year of Executive's Employment with the Company, the Company terminates the Executive's Employment for any reason other than Cause or Permanent Disability, or the Executive terminates his employment for Good Reason, then for a period of three (3) months after the termination of his employment, the Company will both (i) pay the Executive severance pay at a rate equal to the monthly portion of the Executive's Base Compensation in effect at the time of termination of his Employment and (ii) will reimburse him for the COBRA premiums he pays to continue his health care coverage. If, either (x) after the first year of Executive's Employment with the Company or (y) at any time due to a Corporate Transaction, the Company terminates Executive's Employment for any reason other than Cause or Permanent Disability, or the Executive terminates his employment for Good Reason, then for a period of six (6) months after the termination of his employment, the Company will both (i) pay the Executive severance pay at a rate equal to the monthly portion of the Executive's Base Compensation in effect at the time of termination of his Employment and (ii) will reimburse him for the COBRA premiums he pays to continue his health care coverage All such severance payments contemplated above shall be paid in accordance with the Company's standard payroll procedures. Further, if the Company terminates Executive's Employment for any reason other than Cause or Permanent Disability in connection with a Corporate Transaction, or the Executive terminates his employment for Good Reason in connection with a Corporate Transaction , the Company will pay the Executive the target amount


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of Executive's incentive bonus for the performance period during which the termination occurs, pro-rated to the date of termination.

            (C) DEFINITION OF "CAUSE." For all purposes under this Agreement, "Cause" shall mean:

                  (i) Any material breach of this Agreement, the Proprietary Information and Inventions Agreement between the Executive and the Company, or any other material written agreement between the Executive and the Company;

                  (ii) Any material failure to comply with the Company's reasonable written policies or rules, as they may be in effect from time to time during the Executive's Employment;

                  (iii) Commission, conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

                  (iv) Willful neglect of duties; or

                  (v) Gross misconduct.

            (D) DEFINITION OF "GOOD REASON." For all purposes under this Agreement, "Good Reason" shall mean that any of the following events occurs and the Company has not remedied the condition within ten (10) business days of receipt of written notice of the existence of such Good Reason:

                  (i) Any reduction in Executive's title below CFO;

                  (ii) Any material reduction in the character or level of Executive's duties, authority or work responsibility;

                  (iii) Any requirement that Executive report to any person other than the Chief Executive Officer;

                  (iv) Any reduction in Executive's compensation

                  (v) Any material overall reduction in the level of Executive's benefits, save for where such reduction has been applied to the Company's employee base as a whole; and

                  (vi) Company requiring Executive to be based anywhere other than the greater Seattle area (except for reasonable travel on Company's business).

            (E) DEFINITION OF "PERMANENT DISABILITY." For all purposes under this Agreement, "Permanent Disability" shall mean Executive's inability to perform the essential functions of his position with or without reasonable accommodation for a period of one hundred twenty (120) consecutive days because of Executive's physical or mental impairment.


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            (F) DEFINITION OF "CORPORATE TRANSACTION" For all purposes under this Agreement, "Corporate Transaction" shall have the meaning ascribed to it in the 1998 Plan.

7.    NON-SOLICITATION/HIRE, NON-DISCLOSURE AND NON-COMPETE.

            (A) NON-SOLICITATION/HIRE. During the term of this Agreement and for a period of one (1) year from the date of his termination of Employment with the Company (whether voluntary or involuntary), the Executive shall not directly or indirectly, personally or through others, (i) solicit, attempt to solicit or hire (on the Executive's own behalf or on behalf of any other person or entity) any employee or any consultant of the Company or of any of the Company's affiliates, or (ii) solicit or attempt to solicit the business of any customer of the Company or of any of the Company's affiliates.

            (B) NON-DISPARAGEMENT. During the term of this Agreement and following the date of Executive's termination of Employment with the Company (whether voluntary or involuntary), Executive agrees he will not make (or direct anyone to make) any negative or derogatory comment to any third party, including current employees, consultants, customers and prospects of the Company and the press, regarding the Company, its business or related activities, or the relationship between the Company and Executive.

            (C) NON-DISCLOSURE. The Executive shall as a condition of his Employment sign a Proprietary Information and Inventions Agreement with the Company, which is incorporated herein by this reference.

            (D) NON-COMPETE. During the term of this Agreement and for a period of nine (9) months from the date of his termination of Employment (whether voluntary or involuntary), Executive will not within North American, Europe or Asia directly or indirectly be employed by, own, manage, operate, join, or benefit in any way from any business activity that is competitive with the Company's business. In addition, Executive will not control or participate in the ownership, management, or operation of, or be connected with, any such competitive business. For purposes of the foregoing, Executive will be deemed to be connected with such business if the business is carried on by (a) a partnership in which the Executive is a general or limited partner; employee; consultant; agent; member; or other representative or (b) a corporation of which Executive is a shareholder (other than a shareholder owning less than 5% of the total outstanding shares of the corporation); officer; director; employee; consultant; agent; member; or other representative. Provided, however, that during the non-compete period specified herein, Executive may be employed by a business with multiple divisions only some of which compete with the Company, immediately upon the Executive's termination, if the Executive works in one of the divisions that does not compete in any way with the Company's. For the avoidance of doubt, the phrase "competitive with the Company's business" shall mean that the applicable activity, business or entity offers a software product or service in the areas of sales force automation, customer sales and service, marketing automation or business process management (provided that at such time the Company is in such business) or competes directly with any of the other primary proprietary software products or services then marketed and sold by the Company.

8.      SUCCESSORS.


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            (A) COMPANY'S SUCCESSORS. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

            (B) EXECUTIVE'S SUCCESSORS. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

9.    MISCELLANEOUS PROVISIONS.

            (A) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

            (B) MODIFICATIONS AND WAIVERS. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (C) WHOLE AGREEMENT. This Agreement supersedes any Term Sheet provided to the Executive. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement (including attached Exhibits) and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof.

            (D) WITHHOLDING TAXES. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

            (E) CHOICE OF LAW AND SEVERABILITY. This Agreement shall be interpreted in accordance with the laws of the State of Washington (except its provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be


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stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively, the "Law") then that provision shall be curtailed or limited only to the minimum extent necessary to bring the provision into compliance with the Law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

            (F) REMEDY FOR BREACH. The parties agree that, in the event of breach or threatened breach of any covenants or provisions of this Agreement by the Executive, the damage or imminent damage to the value and the goodwill of the Company's business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any such provisions by the Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

            (G) NO ASSIGNMENT. This Agreement and all rights and obligations of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or substantially all of the Company's assets to such entity.


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            (H) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                    EXECUTIVE

                                          /s/ Robert J. Chamberlain
                                    -------------------------------------------



                                    ONYX SOFTWARE CORPORATION

                                    By       /s/ Janice P. Anderson
                                        --------------------------------------

                                    Title:   CEO
                                           -----------------------------------


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